EXHIBIT 21

SIGNIFICANT SUBSIDIARIES OF REGISTRANT

Per item 601(b)(21)(ii) of Regulation S-K, names of particular subsidiaries may be omitted if the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of October 31, 2009. Significant subsidiaries are defined in Rule 1-02(w) of Regulation S-X.

Incorporated or Organized
Name of Subsidiary	Under Laws of

United States:
American Flange & Manufacturing Co. Inc.	Delaware
Recorr Realty Corp.	Delaware
Greif Packaging LLC	Delaware
Greif Receivables Funding LLC	Delaware
Soterra LLC	Delaware
Greif USA LLC	Delaware
STA Timber LLC	Delaware
Greif Packaging and Supply Chain LLC	Delaware
Olympic Oil, Ltd.	Illinois
Trilla Steel Drum Corporation	Illinois
Trilla-St. Louis Corporation	Illinois
Delta Petroleum Company Inc.	Louisiana
Greif U.S. Holdings, Inc.	Nevada
Box Board Products	North Carolina
Southline Metal Products Company	Texas
International:
Greif Algeria Spa (66%)	Algeria
Greif Argentina S.A.	Argentina
Greif Coordination Center BVBA	Belgium
Greif Packaging Belgium NV (99%)	Belgium
Greif Insurance Company Limited	Bermuda
Greif Embalagens Industriais do Brasil Ltda	Brazil
Cimplast Embalagens Importacao, Exportacao E. Comercio S.A.	Brazil
Greif Bros. Canada Inc.	Canada
Vulsay Industries Ltd.	Canada
Greif (Shanghai) Packaging Co. Ltd.	China
Greif (Ningbo) Packaging Co., Ltd.	China
Greif (Taicang) Packaging Co Ltd	China
Greif Packaging (Huizhou) Co. Ltd.	China
Greif-Trisure (Shanghai) New Packaging Containers Co., Ltd.	China
Greif China Holding Co. Ltd. (Hong Kong)	China
Greif Costa Rica S.A.	Costa Rica
Greif Czech Republic a.s.	Czech Republic
Greif France Holdings SAS	France
Greif Packaging France Investments SAS	France
Greif France SAS	France
Greif Germany GmbH	Germany
Greif Hungary Kft	Hungary

Incorporated or Organized
Name of Subsidiary	Under Laws of

Greif Ireland Packaging Ltd.	Ireland
Greif Italia SpA	Italy
Greif Malaysia Sdn Bhd	Malaysia
Servicios Corporativos Van Leer, S.A. de C.V.	Mexico
Paauw Holdings BV	Netherlands
Greif Nederland B.V.	Netherlands
Greif Brazil Holding B.V.	Netherlands
Greif International Holding BV	Netherlands
Greif Portugal, Lda.	Portugal
Greif Perm LLC	Russia
Greif Volga-Don LLC	Russia
Greif Vologda LLC	Russia
Blagden Packaging Singapore Pte.Ltd.	Singapore
Greif Singapore Pte Ltd	Singapore
Greif South Africa Pty Ltd	South Africa
Greif Spain Holdings, SL	Spain
Greif Packaging Spain SA	Spain
Greif Investments S.A.	Spain
Greif Packaging Spain Holdings SL	Spain
Greif Sweden AB	Sweden
Greif Sweden Holding AB	Sweden
Greif UK Holding Ltd.	United Kingdom
Greif UK Ltd.	United Kingdom
Greif Venezuela, C.A.	Venezuela